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                                                           Exhibit (a)(1)(ii)(A)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated January 14, 1999 and January 6, 1998 included in this Issuer Tender Offer Statement (Schedule 13E-4) of The Southern Africa Fund, Inc.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP


New York, New York
May 19, 1999